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                                                                  EXHIBIT 99.2

                        SEPARATION AGREEMENT AND RELEASE

         This agreement is made effective October 15, 2003, between First Financial Bancorp., an Ohio corporation (the "Company"), and Stanley N. Pontius (the "Executive"), who hereby agree as follows.

         Section 1. Termination of Employment. The Executive's employment with the Company and all of its subsidiaries shall terminate on the date of this agreement (the "Separation Date"), and the Executive shall cease to be a director and officer of the Company and all of its subsidiaries (as applicable) at that time. Notwithstanding the foregoing, in order to facilitate the transition of the Executive's responsibilities, the Executive shall consult with the Company from time to time during the period beginning on the Separation Date and ending on December 1, 2003, regarding such matters as may be reasonably requested from time to time by the Chairman of the Board of the Company; provided that any such consulting services requested by the Company may be provided by the Executive by telephone or electronic mail during mutually convenient times and shall not require more than four hours per week of the Executive's time.

         Section 2. Post-Separation Pay. Subject to the other terms and conditions of this agreement: (a) not later than 30 days after the Separation Date, the Company shall pay to the Executive a lump sum payment in the amount of $600,000; and (b) during the 36-month period immediately following the Separation Date (the "Severance Period"), the Company shall continue to pay the Executive an amount equal to his base salary as in effect on the Separation Date (i.e., $551,328 per year), which shall be payable in arrears in periodic installments at such times and otherwise in a manner consistent with the Company's policies and procedures for payment of salaries to its executive personnel.

         Section 3. Group Health Insurance. The Executive shall be entitled to continue to participate in the Company's group health care plan during the Severance Period (with the right to continue to elect family coverage), subject to the Company's right to make changes in such plan and the benefits provided thereunder from time to time (so long as such changes are generally applicable to the participants under such plan), with the Executive's COBRA election rights to commence as of the end of the Severance Period.

         Section 4. Automobile. Not later than 30 days after the Separation Date, the Company shall transfer to the Executive, as additional compensation, the Company's rights and interests in the Company-owned automobile currently being provided by the Company to the Executive for his use. The executive shall assume all obligations relating to such automobile arising on or after the date of such transfer.

         Section 5. Stock Options; Restricted Stock. The Company shall take such action as is necessary in connection with the Company's 1999 Stock Incentive Plan for Officers and Employees (the "1999 Stock Plan") to: (a) accelerate the vesting of all stock options previously granted to the Executive under the 1999 Stock Plan that are not yet fully vested (and have not previously expired or been terminated) so that such options vest as of the Separation Date with


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respect to any portion of such options that are currently unvested, provided that the foregoing shall not extend the term of any stock option granted to the Executive; and (b) accelerate the vesting of any restricted stock awards previously granted to the Executive under the 1999 Stock Plan that are not yet fully vested (and have not previously expired or been terminated or forfeited) so that all currently unvested restricted shares awarded to the Executive under the 1999 Stock Plan vest as of the Separation Date.

         Section 6. Tax Withholdings. Notwithstanding any other provisions of this agreement, all payments and other consideration made or provided to the Executive by the Company pursuant to this agreement shall be subject to all applicable federal, state, and local tax and other withholding requirements. Without limiting the foregoing, to the extent not satisfied pursuant to the immediately preceding sentence, all obligations of the Executive to pay or reimburse the Company for any taxes or required withholdings relating to any consideration paid or payable to the Executive that exist under any existing plan or agreement, including without limitation under the 1999 Stock Plan, the Company's 1991 Stock Incentive Plan (the "1991 Stock Plan"), and any agreements executed pursuant to the 1991 Stock Plan or the 1999 Stock Plan, shall continue, and if the Executive fails to pay or reimburse the Company for any such amounts, the Company shall have the right to offset such amounts against any amounts payable to the Executive by the Company under this agreement.

         Section 7. Confidentiality; Noncompetition. The Executive shall not, directly or indirectly, at any time, disclose any Confidential Information (defined below) to any person, association, or other entity (other than the Affiliated Companies, as defined below), or use, or authorize or assist any person, association, or other entity (other than the Affiliated Companies) to use, any Confidential Information, excepting only (a) disclosures required by applicable law, and (b) disclosures made on a confidential basis to the Executive's legal counsel, accountants, or other financial advisors (the "Executive's Representatives"); provided that (i) if the Executive believes disclosure of Confidential Information is required by applicable law, the Executive shall promptly (and in any event prior to such disclosure) give the Company notice of such proposed disclosure and cooperate with the Company in all ways reasonably requested by it in its efforts to obtain a protective order or otherwise limit the scope of such disclosure to the extent the Company deems necessary or appropriate; (ii) the Executive shall cause the Executive's Representatives to observe and adhere to the terms of this paragraph the same as such terms are binding on the Executive and shall be responsible and liable for any breach of the terms of this paragraph by any such Representatives; and (iii) the Executive shall not be prohibited or restricted from disclosing or using Confidential Information to the extent reasonably necessary to protect his rights under this agreement or to defend himself in an action brought against him arising out of his service as a director, officer, or employee of any of the Affiliated Companies.

         On or before the Separation Date, the Executive shall immediately deliver to the Company all documents and other materials containing any Confidential Information which are in his possession or under his control; provided that the Company shall provide the Executive with reasonable access to Confidential Information which relates to his service as a director of the Company or its subsidiaries, or Confidential Information which relates to his compensation or service as an employee of the Company or its subsidiaries, for any reasonable purpose upon reasonable prior notice.



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         During the Severance Period, the Executive shall not, other than as a result of any consulting services requested by the Company under Section 1 of this agreement, directly or indirectly (whether individually or as a shareholder or other owner, partner, member, director, officer, employee, consultant, creditor or agent of any person, association, or other entity):

                  (A) Enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which provides any commercial banking, savings banking, mortgage lending, or any similar lending or banking services (the "Restricted Services") anywhere in the geographic area of the States of Ohio, Indiana, Michigan, and Kentucky (the "Restricted Territory");

                  (B) Solicit any person or entity located in the Restricted Territory for the provision of any Restricted Services;

                  (C) Induce or encourage any employee, officer, director, agent, customer, supplier, or independent contractor of any Affiliated Company to terminate its relationship with any Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company's relationships with any of its employees, officers, directors, agents, customers, suppliers, independent contractors, or others;

                  (D) Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, or director of any Affiliated Company; or

                  (E) Make any statement (oral or written), or take any other action, which is in any way disparaging to any Affiliated Company or tends to diminish the reputation of any Affiliated Company.

         Notwithstanding the foregoing provisions of this section, the provisions of the immediately preceding paragraph of this section shall not prohibit the Executive from owning, directly or indirectly, two percent or less of the issued and outstanding voting stock of a company whose shares are publicly traded, or limit or restrict the Executive from fulfilling his duties as a director of Ohio Casualty Corporation or its subsidiaries, provided that in performing such duties he does not personally violate the foregoing provisions, it being understood that merely voting as a director, or participating in board discussion, shall not be deemed to be a personal violation.

         For purposes of this agreement: (1) "Affiliated Companies" shall include the Company, all of its subsidiaries, and any other entities controlled by, controlling, or under common control with the Company that exist as such on the Separation Date or about which the Company hereafter provides notice to the Executive; (2) "Confidential Information" shall mean all trade secrets, proprietary data, and other confidential information of or relating to any Affiliated Company, including without limitation financial information, information relating to business operations, services, promotional practices, and relationships with customers, suppliers, employees, independent contractors, or other parties, and any information which any Affiliated


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Company is obligated to treat as confidential pursuant to any course of dealing or any agreement to which it is a party or otherwise bound, and of which the Executive has knowledge or reasonably should be expected to have knowledge, provided that Confidential Information shall not include information which is or becomes available to the general public and did not become so available through any breach of any provision of this or any other agreement by the Executive.

         The Executive acknowledges and agrees that: (aa) the various covenants, restrictions, and obligations set forth in this Section 7 are separate and independent obligations, and may be enforced separately or in any combination;
(bb) the provisions of this section are fundamental and essential for the protection of the Company's legitimate business and proprietary interests; (cc) such provisions are reasonable and appropriate in all respects; (dd) in the event of any violation by the Executive of any of such provisions, the Company would suffer irreparable harm and its remedies at law would be inadequate; and
(ee) in the event of any violation or attempted violation of any of such provisions by the Executive, the Company shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond.

         In addition, if the Executive violates any of the provisions of this
Section 7 (other than an inadvertent violation which is not material to any of the Affiliated Companies, and, if ongoing, which the Executive ceases on receiving notice or obtaining knowledge of the violation), then: (x) all obligations of the Company to make any payments becoming due under Section 2 of this agreement after such violation shall terminate automatically; and (y) the Executive shall promptly repay to the Company all amounts paid by the Company under such section after the date of such violation.

         All rights and remedies of the Company under this section and the other provisions of this agreement shall be cumulative and in addition to all other rights and remedies that may be available to the Company from time to time, whether under any other agreement, at law, in equity, or otherwise.

         Section 8. Release By the Executive. In exchange for the payments and other consideration provided for in this agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive hereby RELEASES, REMISES, AND FOREVER DISCHARGES the Company, all other Affiliated Companies, and all of their respective predecessors, successors, assigns, divisions, shareholders, directors, officers, agents, employees, and representatives, personally and in their respective capacities, and any other person or entity succeeding to any such person or entity, from any and all claims, demands, rights, charges, actions, interests, debts, obligations, liabilities, damages, costs, expenses, and causes of action of whatever type or nature, whether legal or equitable, whether in tort or in contract, whether known or unknown, which the Executive has or may have against any of them, either individually, jointly, severally, or jointly and severally, based upon any agreements, transactions, acts, or omissions which have occurred from the beginning of time to the date of this agreement, including without limitation any and all claims, demands, or causes of action arising out of, either directly or indirectly, the Executive's employment or separation from



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employment with the Company, including without limitation any rights or causes of action the Executive may have under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq., the Employee Retirement Income Security Act, 29 U.S.C. Section 301, et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., the Fair Labor Standards Act, 29 U.S.C.
Section 201 et seq., and, except as provided in Section 3, the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), 29 U.S.C. Section 1161 et seq., including any claim for or right to attorney's fees, costs and expenses thereunder, and specifically including any claim for wages, bonuses, or other compensation; provided that the foregoing release shall not apply to any rights of the Executive or obligations of the Company: (a) under this agreement, the 1991 Stock Plan, the 1999 Stock Plan, any existing agreements between the Company and the Executive executed pursuant to the 1991 Stock Plan, the 1999 Stock Plan (as such agreements are modified pursuant this agreement), the Endorsement Method Split Dollar Agreement dated November 2, 2001 (the "Split Dollar Agreement"), between the Company and the Executive, the Company's Employees Pension Plan and Trust, the Executive Supplemental Retirement Agreement dated February 1, 2002, between the Company and the Executive, the Company's Director Fee Stock Plan, the Company's Thrift Plan and Trust, and the Company's Deferred Compensation Plan adopted effective June 1, 2003, as the same may have been amended after the original dates thereof and prior to the date of this agreement (collectively, the "Surviving Agreements"); (b) any conversion rights available to terminated employees generally under "welfare benefit plans," as defined in ERISA (the "Welfare Benefit Plans"); or (c) any rights the Executive has to indemnification under the articles of incorporation or code of regulations (or equivalent governing documents) of the Company or its subsidiaries, or under the director and officer insurance policies of the Company or its subsidiaries as in effect from time to time, or under the express requirements of applicable law (collectively, the "Indemnification Rights"). The Executive shall not sue the Company or any other person or entity benefiting from the foregoing release, or make, assert, or maintain any charge, claim, demand, or action against the Company or any such other person or entity, with respect to any matter released pursuant to the foregoing release. If the Executive violates the preceding sentence, the Executive shall pay all costs and expenses (including without limitation reasonable attorneys fees) incurred by the Company or such other person or entity in defending such suit, claim, charge, demand, or action.

         Section 9. Voluntary Execution; Consideration and Revocation Periods. The Executive acknowledges that: (a) he has entered into this agreement voluntarily and knowingly, and with the advice of independent legal counsel retained by him; (b) he has carefully read and fully understands this agreement; and (c) he has specifically waived any rights under 29 U.S.C. Section 621 et seq. and all provisions of the Older Worker Benefit Protection Act have been complied with, including that this agreement has been explained to him. The Executive acknowledges that he has been advised in writing to consult with his attorney regarding whether he wishes to execute this agreement. The Executive further acknowledges that he has been given a period of twenty-one (21) days within which to consider this agreement, and that he hereby voluntarily and knowingly waives such twenty-one (21) day period without fraud, misrepresentation, threat, or duress. The Executive understands that he may revoke the release under Section 8 of this agreement within seven (7) days from the date on which he signs this agreement by giving written notice of such revocation to the Company within such seven (7) day revocation period, delivered by hand


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or certified mail, return receipt requested, to Bruce E. Leep, Chairman of the
Board, First Financial Bancorp., 3106 Condit Street, Highland, Indiana 46322, with a copy to the address for the Company specified in Section 15 of this agreement. Such release shall not be effective for seven (7) days after the date on which the Executive signs this agreement, but unless so revoked shall automatically become effective. If the Executive so revokes such release: (i) this agreement shall be null and void and of no further force or effect, except that the Executive's termination of employment and cessation of service as a director and officer as provided in Section 1 of this agreement shall be effective regardless of such revocation; and (ii) each Party shall have only those benefits and rights to which it would have been entitled in the absence of this agreement (subject to the exception in the preceding clause (i)), with the Executive being deemed to have been terminated pursuant to Section 4(a) of the agreement dated August 4, 2000, between the Company and the Executive (the "2000 Agreement"), and the date of such revocation being deemed to be the Date of Termination (as defined in the 2000 Agreement) for that purpose.

         Section 10. Release by Company. The Company, for itself and its subsidiaries, hereby releases, remises, AND FOREVER DISCHARGES the Executive and his successors, assigns, agents, and representatives, personally, and in their respective capacities, and any other person or entity succeeding to any such person or entity, from any and all claims, demands, rights, charges, actions, interests, debts, obligations, liabilities, damages, costs, expenses, and causes of action of whatever type or nature, whether legal or equitable, whether in tort or in contract, whether known or unknown, which the Company or any of its subsidiaries has or may have against any of them, either individually, jointly, or severally, or jointly and severally, based upon any agreements, transactions, acts, or omissions which have occurred from the beginning of time to the date of this agreement; provided that the foregoing release shall not apply to any rights of the Company or any of its subsidiaries or obligations of the
Executive: (a) under this agreement or any Surviving Agreement or Welfare Benefit Plan; (b) relating to any intentionally wrongful act of the Executive or any violation of any federal or state securities laws by the Executive (excluding such matters to the extent that they are covered by the Indemnification Rights); or (c) any act or omission of the Executive in his capacity as an officer or director of the Company or any of its subsidiaries for which, or to the extent, he is not entitled to indemnification under the Indemnification Rights. Neither the Company nor any of its subsidiaries shall sue the Executive or any other person or entity benefiting from the foregoing release, or make, assert, or maintain any charge, claim, demand, or action, against the Executive or any such other person or entity, with respect to any matter released pursuant to the foregoing release. If the Company or any of its subsidiaries violates the preceding sentence, the Company shall pay all costs and expenses (including without limitation reasonable attorneys fees) incurred by the Executive or such other person or entity in defending such suit, claim, charge, demand, or action.

         Section 11. D&O Insurance. For the period of seven years beginning the Separation Date, if and to the extent coverage of former officers and directors is included under the Company's directors and officers liability insurance policy in effect from time to time, the Company shall continue to provide coverage for the Executive under such policy against any claims arising out of his activities as a director and officer of the Company; provided that the foregoing shall not limit the Company's right to modify its directors and officers insurance coverage from time to time so long as such changes apply to its officers and directors generally.


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         Section 12. Split Dollar Agreement. The Company and the Executive (the
"Parties") acknowledge that there are certain ambiguities in the provisions of the Split Dollar Agreement, and that pursuant to Section XVI of the Split Dollar Agreement, the Company has the sole discretion to interpret all provisions of the Split Dollar Agreement. To give the intended effect to the provisions of the Split Dollar Agreement, including without limitation the provisions of Section VI.B.(ii) thereof, the Company interprets the Split Dollar Agreement such that the provisions of Section IX of the Split Dollar Agreement beginning with the second paragraph of such section are not applicable to the termination of the Executive's employment pursuant to this agreement, and the Executive agrees with that interpretation. In addition, the Company acknowledges that the termination of the Executive's employment with the Company is not a termination for cause as defined in the first clause B of Section IX of the Split Dollar Agreement.

         Section 13. Change In Control. The Parties acknowledge and agree that this agreement is not being entered into in contemplation of, nor is it contingent upon, a change in the ownership or control of the Company, or the ownership of a substantial portion of the Company's assets, as described in
Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). However, subject to the following provisions of this section, if the payments to the Executive under this agreement are conclusively determined (by agreement among the Parties and the Internal Revenue Service or as a final determination by a court of competent jurisdiction) to be parachute payments, as defined in Section 280G of the Code, and such payments shall cause the Executive to be liable for the payment of any excise tax pursuant to Sections 280G and 4999 of the Code, then the Company shall pay the Executive an additional amount equal to the amount of such excise tax and the additional aggregate federal, state, and local income taxes for which the Executive shall be liable as a result of such additional payment.

         Notwithstanding the foregoing: (a) the Company shall have no obligation for any additional payments under this section if the payments under this agreement would not have caused the Executive to be liable for any excise tax pursuant to Sections 280G and 4999 of the Code without consideration of the options and restricted stock awards that are vested pursuant to Section 5 of this agreement (the "Vested Stock Awards"); and (b) the Company's additional payment obligation under this section shall not include any excise taxes (or related tax "gross up") on an amount equal to the value of the Vested Stock Awards, which amount shall be deducted from the amount of the compensation for which the Executive has excise tax liability for purposes of determining the Company's additional payment obligation, if any, under this section.

         Section 14. Attorneys Fees. The Company shall pay or reimburse the Executive for reasonable and actual attorneys fees incurred by him in connection with the negotiation of this agreement, up to the maximum amount of $10,000. Such payment or reimbursement shall be made within a reasonable time after presentment to the Company of an invoice for such fees, subject to the Executive providing such additional related documentation or detail as may be reasonably requested by the Company.

         Section 15. Notices. All notices and other communications under this agreement to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified


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mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Party) or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

         (a)      If to the Company:

                  First Financial Bancorp.
                  300 High Street
                  P.O. Box 476
                  Hamilton, Ohio 45012-0476
                  Attention:  Chairman of the Board
                  Telecopy No.: 513-785-3434

         (b)  If to the Executive:

                  8 Churchhill Street
                  Hamilton, Ohio 45013
                  Telecopy No.: ______________

         Section 16. Severability. The intention of the Parties is to comply fully with all rules, laws, and public policies to the extent possible. If and to the extent that any court of competent jurisdiction is unable so to construe any provision of this agreement and holds that provision to be invalid, such invalidity shall not affect the remaining provisions of this agreement, which shall remain in full force and effect. With respect to any provision in this agreement finally determined by such a court to be invalid or unenforceable, such court shall have jurisdiction to reform this agreement to the extent necessary to make such provision valid and enforceable, and, as reformed, such provision shall be binding on the Parties.

         Section 17. Non-Waiver. No failure by either Party to insist upon strict compliance with any term of this agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other Party shall affect, or constitute a waiver of, the other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this agreement shall affect, or constitute a waiver of, either Party's right to demand strict compliance with all provisions of this agreement.

         Section 18. Complete Agreement. This agreement and the Surviving Agreements and Welfare Benefit Plans (all of which are hereby incorporated herein by reference) contain the entire agreement between the Parties and supersede all other agreements and understandings between the Parties with respect to the subject matter of this agreement. Without limiting the foregoing, this agreement supersedes the 2000 Agreement, which shall have no further force or effect. No alterations, additions, or other changes to this agreement shall be made or be binding unless made in writing and signed by both Parties.


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         Section 19. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to principles of conflicts of law.

         Section 20. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, are only guides to assist in locating those sections, and shall be ignored in construing this agreement.

         Section 21. Genders and Numbers. Where permitted by the context, each pronoun used in this agreement includes the same pronoun in other genders and numbers, and each noun used in this agreement includes the same noun in other numbers.

         Section 22. Capacity. The Executive represents and warrants to the Company that the Executive has the capacity and right to enter into this agreement and perform all of his obligations under this agreement without any restriction.

         Section 23. Arbitration. Subject to the right of the Company to exercise the remedies described in the third-to-last paragraph of Section 7 of this agreement in any court having jurisdiction, all disagreements and controversies arising with respect to this agreement, or with respect to its application to circumstances not clearly set forth in this agreement, shall be settled by binding arbitration to be held, and the award made, in Hamilton, Ohio, pursuant to the then-applicable Commercial Arbitration Rules of the American Arbitration Association. In any such arbitration, the arbitrators shall consist of a panel of three arbitrators, which shall act by majority vote and which shall consist of one arbitrator selected by the Party on one side of the issue subject to the arbitration, one arbitrator selected by the Party on the other side of the issue, and a third arbitrator selected by the two arbitrators so selected, who shall be either a certified public accountant or an attorney at law licensed to practice in the State of Ohio and who shall act as chairman of the arbitration panel; provided that if the Party on one side of the issue selects its arbitrator for the panel and the other Party fails so to select its arbitrator within 10 business days after being requested by the first Party to do so, then the sole arbitrator shall be the arbitrator selected by the first Party. A decision in any such arbitration shall apply both to the particular question submitted and to all similar questions arising thereafter and shall be binding and conclusive upon both Parties and shall be enforceable in any court having jurisdiction over the Party to be charged.

         All costs and expenses of arbitration shall be borne by the Parties as determined by the arbitrator or arbitration panel, except that the fees and expenses of any arbitrator on an arbitration panel who is selected individually by a Party shall be borne separately by the Party appointing the arbitrator; provided that if one Party fails to select an arbitrator for a panel, and the sole arbitrator is the arbitrator selected by the other Party, then the fees of that arbitrator shall be borne by the Parties as determined by that arbitrator.

         Section 24. Successors. This agreement shall be personal to the Executive and no rights or obligations of the Executive under this agreement may be assigned by the Executive to any third party (other than by will or pursuant to the laws of descent and distribution). Any assignment or attempted assignment by the Executive in violation of the preceding sentence shall be null and void. Subject to the foregoing, this agreement shall be binding upon, inure to the benefit of, and


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be enforceable by and against the heirs, personal representatives, successors and assigns of each Party.

         Section 25. Counterparts This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.




                         [Signatures on following page]




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FIRST FINANCIAL BANCORP.


By /s/ Bruce E. Leep                            /s/ Stanley N. Pontius
   ---------------------------------            ----------------------------
   Bruce E. Leep, Chairman of the Board         STANLEY N. PONTIUS

                                                Date Executed:  October 15, 2003




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